Exhibit 99.1

The following constitutes the ruling of the court and has the force and effect therein described.

Signed September 29, 2021
United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY
COURT FOR THE NORTHERN DISTRICT OF
TEXAS DALLAS DIVISION

In re:	§	Chapter 11
§
Tuesday Morning Corporation, et al.,[1]	§	Case No. 20-31476-HDH-11
§
Reorganized Debtors.	§	Jointly Administered

FINAL DECREE CLOSING THE REORGANIZED DEBTORS’ CHAPTER 11 CASES
PURSUANT TO 11 U.S.C. § 350 AND FEDERAL RULE OF BANKRUPTCY
PROCEDURE 3022

1 The Reorganized Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Reorganized Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

The Court has considered the Reorganized Debtors’ Motion for Entry of Final Decree Pursuant to 11 U.S.C. § 350 and Federal Rule of Bankruptcy Procedure 3022 (the “Motion”)2, filed by Tuesday Morning Corporation and its debtor affiliates, as debtors and debtors-in-possession in the above-referenced chapter 11 cases (collectively, the “Reorganized Debtors”); and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. § 1334, and the Order of Reference of Bankruptcy Cases and Proceedings Nunc Pro Tunc, Misc. Rule No. 33 (N.D. Tex. August 3, 1984); and consideration of the Motion and the requested relief being a core proceeding pursuant to 28 U.S.C. § 157(b); and it appearing that venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided, and it appearing that no other or further notice need be provided; and the Court having reviewed the Motion; and all objections, if any, to the Motion having been withdrawn, resolved, or overruled; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED:

1.            The above-captioned Chapter 11 Cases are closed effective upon entry of this Final Decree.

2.            Entry of this Final Decree is without prejudice to the rights of the Reorganized Debtors or any other party-in-interest to seek to reopen this Chapter 11 Case pursuant to Bankruptcy Code § 350(b).

3.            The Escrow Account shall remain in place and shall retain the amount of $1,205,150.05 to secure payment of all remaining Personal Injury Claims and the uncashed checks related to Allowed Claims (the “Remaining Escrow Reserve”) to be paid in accordance with paragraph 4 of this Final Decree. The excess funds in the Escrow Account over and above the Remaining Escrow Reserve shall be transferred to the Reorganized Debtors promptly after entry of this Final Decree.

2 Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Motion, the Plan, and the Confirmation Order.

4.            The Escrow Account shall remain in place until (i) all remaining Personal Injury Claims have been resolved by agreement or fully liquidated in the appropriate venue and paid in full with interest from the Escrow Account and (ii) all uncashed checks for Allowed Claims are cashed or the occurrence of the expiration date set forth in paragraph 6 of this Final Decree. As each remaining Personal Injury Claim is resolved by agreement or fully liquidated in the appropriate venue, the Disbursing Agent shall pay the amount agreed upon or fully liquidated in the appropriate venue, as applicable (such amount, the “Allowed Claim Amount”). In the event the Allowed Claim Amount of a remaining Personal Injury Claim is less than the face amount of such Personal Injury Claim, an amount equal to the difference between the Allowed Amount and the face amount of such Personal Injury Claim shall be transferred from the Escrow Account to the Reorganized Debtors promptly upon payment of the applicable Allowed Claim Amount. Except as otherwise provided in this Final Decree, this Final Decree shall not absolve or release the Reorganized Debtors of or from any and all obligations they have under the Confirmation Order, the Plan and any related documents and agreements.

5.            Once (i) all remaining Personal Injury Claims are paid or otherwise resolved by the Reorganized Debtors and the claimant and (ii) all uncashed checks for Allowed Claims are cashed or the occurrence of the expiration date set forth in paragraph 6 of this Final Decree, the Disbursing Agent shall return any remaining funds in the Escrow Account to the Reorganized Debtors, and the Reorganized Debtors are authorized to close the GUC Escrow Account and terminate the Escrow Agreement and Disbursing Agent Agreements (each as defined in the Plan and Confirmation Order).

6.            If any payment distributed to holders of Allowed Claims via check remains uncashed, such distributions shall be deemed unclaimed property under Bankruptcy Code § 347(b) at the expiration of one year from the Effective Date, December 31, 2021. After such date, all unclaimed property shall revert to the Reorganized Debtors automatically without need for further order by this Court, and the Claim of any holder of Claims to such unclaimed property shall be discharged and forever barred.

7.            Immediately upon entry of this Final Decree, Epiq’s obligation to provide claims and noticing services to the Reorganized Debtors in these Chapter 11 Cases is terminated. Epiq shall be responsible for archiving all proofs of claim or proofs of interest with the National Archives and Record Administration, if applicable, and shall be compensated by the Reorganized Debtors in connection therewith. Except as provided in this paragraph, upon entry of this Final Decree, Epiq shall have no obligation to this Court, the Reorganized Debtors, or any party in interest to provide further claims and noticing services in connection with these Chapter 11 Cases.

8.            Both the Creditors’ Committee and Equity Committee shall dissolve immediately upon entry of this Final Decree and shall have no further obligations in these Chapter 11 Cases. The following procedures with respect to payment of any remaining amounts owing to the Committee Professionals shall apply:

a)	The Reorganized Debtors are permitted to pay pursuant to this Final Decree all post-Effective Date Committee professional fees and expenses without further Bankruptcy Court order or approval. The Committees may seek payment from the Reorganized Debtors of up to $35,000 per month pursuant to the Plan and Confirmation Order (the “Monthly Fee Cap”).

b)	Not later than the thirtieth (30th) day following the entry of this Final Decree, each Committee shall serve the Reorganized Debtors and their counsel with a fee statement, which shall include detailed time records for any time not already billed to the Reorganized Debtors (appropriately redacted for privileged information) for the payment of Committee Professional fees (the “Final Fee Statements”). The Reorganized Debtors shall have ten (10) days from the date of service of the Final Fee Statements to resolve any objection they may have to the amounts requested in the Final Fee Statements. In the event the Reorganized Debtors and the Committees are unable to resolve the Reorganized Debtors’ objections, the Reorganized Debtors may have the Chapter 11 Cases reopened to adjudicate any disputes relating to the fees of the Committee Professionals and may file an objection with the Bankruptcy Court not later than the twenty-eighth day following the date on which the Final Fee Statements were served. If no objection is timely filed by the Reorganized Debtors, such amount shall become allowed on a final basis without further order of the Bankruptcy Court, and the Reorganized Debtors shall pay the amount requested in the Final Fee Statements within thirty (30) days of the Reorganized Debtors’ receipt of the Final Fee Statements. If an objection is filed, the Reorganized Debtors shall pay any undisputed amounts requested in the Final Fee Statements, and, as to any disputed amounts, the amounts determined by the Bankruptcy Court to be owed within ten (10) days of the entry of an order by the Bankruptcy Court ruling on any such objection. In the event that the Committees incur costs and expenses in excess of the Monthly Fee Cap, and the Reorganized Debtors in their sole discretion do not agree to pay such amount, the Committees must file a motion with the Bankruptcy Court for approval of such costs and expenses that are either (a) in excess of the Monthly Fee Cap or (b) that are otherwise objected to by the Reorganized Debtors and payment of such disputed amounts shall remain subject to approval by the Bankruptcy Court or resolution with the Reorganized Debtors.

9.            The Reorganized Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Final Decree in accordance with the Motion.

10.            The terms and conditions of this Final Decree will be immediately effective and enforceable upon its entry.

11.            This Court shall retain exclusive jurisdiction to resolve any dispute arising from or related to this Final Decree to the extent permitted by applicable law.

# # # END OF ORDER # # #

Submitted by:

Ian T. Peck

State Bar No. 24013306

Jarom J. Yates

State Bar No. 24071134

Jordan E. Chavez

State Bar No. 24109883

HAYNES AND BOONE, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Telephone: 214.651.5000

Facsimile: 214.651.5940

Email: ian.peck@haynesboone.com

Email: jarom.yates@haynesboone.com

Email: jordan.chavez@haynesboone.com

ATTORNEYS FOR REORGANIZED DEBTORS

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